                                                      REGISTRATION NO. 33-52133
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                        POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                           TO REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                        MCI COMMUNICATIONS CORPORATION
              (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                               ----------------

               DELAWARE                              52-0886267
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

                        1801 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20006
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                        MCI COMMUNICATIONS CORPORATION
                           1990 STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLAN)
                           MICHAEL H. SALSBURY, ESQ.
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                        MCI COMMUNICATIONS CORPORATION
                        1801 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20006
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
  TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (202) 872-1600

                               ----------------

  APPROXIMATE DATE OF PROPOSED SALES: From time to time after effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE
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
                                             PROPOSED
        TITLE OF                             MAXIMUM       PROPOSED
       SECURITIES             AMOUNT         OFFERING      MAXIMUM      AMOUNT OF
         TO BE                 TO BE          PRICE       AGGREGATE    REGISTRATION
       REGISTERED           REGISTERED      PER SHARE   OFFERING PRICE     FEE
-----------------------------------------------------------------------------------
Common Stock (par value     10,350,000
 $.10 per share).......       Shares           (a)                        -0-(b)
-----------------------------------------------------------------------------------

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(a) Price will be determined according to plan rules, using the fair market value of the Common Stock as reported by the National Association of Securities Dealers Inc. through its Automated Quotation System.
(b) No fee is required pursuant to 17 CFR 230.457(a).

  Exhibit Index is located at page 12 of this document.

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

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

  ITEM
   NO.   ITEM IN FORM S-8                              CAPTION IN PROSPECTUS
  ----   ----------------                              ---------------------
 Part I
   1.    Plan Information...........................  Employee Handbook.
   2.    Registrant Information and Employee Plan     Employee Handbook.
          Annual Information........................   Registration Statement.
 Part II
   3.    Incorporation of Documents by Reference....  Employee Handbook.
   4.    Description of Securities..................  Employee Handbook.
   5.    Interests of Named Experts and Counsel.....  Registration Statement.
         Indemnification of Directors and
   6.     Officers..................................  Registration Statement.
   7.    Exemption from Registration Claimed........  Not Applicable.
   8.    Exhibits...................................  Registration Statement
   9.    Undertakings...............................  Registration Statement.

PROSPECTUS

                               10,350,000 SHARES

                        MCI COMMUNICATIONS CORPORATION

                                 COMMON STOCK
                          (PAR VALUE $.10 PER SHARE)

                               ----------------

                        MCI COMMUNICATIONS CORPORATION

                           1990 STOCK PURCHASE PLAN
                                 FOURTH OFFER

                               ----------------

  This Prospectus covers a maximum of 10,350,000 shares of Common Stock, par value $.10 per share ("Common Stock"), of MCI Communications Corporation (the "Company") offered by the Company to employees of the Company and its subsidiaries through its 1990 Stock Purchase Plan by permitting employees to make periodic purchases of Common Stock through payroll deductions at prices below the market prices then pertaining.

                               ----------------

  THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES
     AND EXCHANGE COMMISSION  NOR HAS THE COMMISSION PASSED  UPON THE AC-
        CURACY OR ADEQUACY  OF THIS PROSPECTUS.  ANY REPRESENTATION TO
           THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                 The date of this Prospectus is March 28, 1996
                 (Original Prospectus dated February 2, 1994)

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement, except to the extent that any statement or information contained therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference:

    (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

    (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995 and Current Reports on Form 8-K dated February 16, 1995 and September 28, 1995.

    (c) The description of securities to be registered contained in the Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") relating to the Registrant's Common Stock, including any amendments or reports filed for the purpose of updating such description.

    (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities remaining unsold.

ITEM 4. DESCRIPTION OF SECURITIES.

  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  The validity of the securities offered hereby has been passed upon for the Company by Michael H. Salsbury, Esquire, 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006, General Counsel of the Company. At December 31, 1995, Mr. Salsbury owned 20,000 shares of Common Stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Registrant has in effect an insurance policy covering officers' and directors' legal liability containing a maximum limit of $25 million per loss per policy year, including legal fees and expenses, with retained liability for each loss for its officers and directors of $50,000 in the aggregate, and $2,500,000 for the Registrant.

  The Registrant's Certificate of Incorporation, at Section 8, provides as follows:

    (a) No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this paragraph (a) to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of this corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment or repeal of this paragraph (a) shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    (b) This corporation shall, to the fullest extent permitted by Delaware law, as in effect from time to time, indemnify all persons who are or were directors, officers and employees of this corporation or any wholly owned subsidiary, and all such directors, officers and employees who, at the request of this corporation, are or were at any time serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. This corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.

  The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith is not presumed from a settlement or nolo contendere plea. In addition, the indemnification of expenses (including attorneys' fees) is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless the Court of Chancery decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). The determination that the person to be indemnified met the applicable standard of conduct, if not made by the Court, is made by the board of directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

  The Registrant has indemnification agreements with each of its directors which have been approved by stockholders. The indemnification under the indemnification agreements differs from that provided in Section 8 of the Registrant's Certificate of Incorporation in the following ways: (i) the Registrant is obligated to advance litigation expenses to an indemnitee, subject to reimbursement if the Reviewing Party (as defined in the indemnification agreements) determines that the director would not be permitted such indemnification under applicable laws; (ii) the Registrant must prove that the applicable standard of conduct has not been met for indemnification if the Registrant denies protection to a director; (iii) upon a potential change in control (as defined in the indemnification agreements) the Registrant is required to contribute an amount sufficient to pay all claims for which the indemnitee is entitled to be indemnified to a trust for the benefit of the indemnitee (subject to an overall maximum amount on such trusts); (iv) a subsequent board of directors, hostile to an indemnitee entitled to indemnification, will not have the right to make a final determination that the indemnitee has not met the required standard of care; and (v) the period of time in which the Registrant may sue an indemnitee for an action is limited to two years from the date of accrual of such cause of action.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8. EXHIBITS.

 EXHIBIT NO. DESCRIPTION
 ----------- -----------
  4(a)       Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on
              Form 10-K for the year ended December 31, 1994.
  4(b)       By-laws of Registrant, as amended (incorporated by reference to
              Exhibit 3(ii) to the Registrant's Form S-3 Registration No. 33-
              57155).
  4(c)       1990 Stock Purchase Plan (incorporated by reference to Exhibit
              4(e) of Registrant's Original Prospectus dated July 18, 1989).
  5          Opinion of Counsel re Legality.
 24(a)       Consent of Independent Accountants.
 24(b)       Consent of Counsel (included in Exhibit 5).

ITEM 9. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WASHINGTON, DISTRICT OF COLUMBIA, ON THIS 28TH DAY OF MARCH, 1996.

                                          MCI Communications Corporation

                                                   Bert C. Roberts, Jr.
                                          By: _________________________________
                                               BERT C. ROBERTS, JR. Chairman

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 28TH DAY OF MARCH, 1996.

              SIGNATURE                        TITLE

        Bert C. Roberts, Jr.           Principal Executive
-------------------------------------   Officer, Director
        BERT C. ROBERTS, JR.

          Douglas L. Maine             Principal Financial
-------------------------------------   Officer
          DOUGLAS L. MAINE

         James M. Schneider            Principal Accounting
-------------------------------------   Officer
         JAMES M. SCHNEIDER

     Clifford L. Alexander, Jr.        Director
-------------------------------------
     CLIFFORD L. ALEXANDER, JR.

            Judith Areen               Director
-------------------------------------
            JUDITH AREEN

          Michael H. Bader             Director
-------------------------------------
          MICHAEL H. BADER

          Richard M. Jones              Director
-------------------------------------
          RICHARD M. JONES

          Gordon S. Macklin             Director
-------------------------------------
          GORDON S. MACKLIN

          Alfred T. Mockett             Director
-------------------------------------
          ALFRED T. MOCKETT

         Richard B. Sayford             Director
-------------------------------------
         RICHARD B. SAYFORD

          Gerald H. Taylor              Director
-------------------------------------
          GERALD H. TAYLOR

          Judith Whittaker              Director
-------------------------------------
          JUDITH WHITTAKER

         John R. Worthington            Director
-------------------------------------
         JOHN R. WORTHINGTON

                               INDEX TO EXHIBITS

                                                    Sequential
Exhibit No.    Description                           Page No.
-----------    -----------                           --------
4(a)           Restated Certificate of
               Incorporation of Registrant
               (incorporated by reference to
               Exhibit 3(a) to the Registrant's
               Annual Report on Form 10-K for the
               year ended December 31, 1994).

4(b)           By-laws of Registrant, as amended
               (incorporated by reference to
               Exhibit 3(ii) to the Registrant's
               Form S-3 Registration No. 33-
               57155).

4(c)           1990 Stock Purchase Plan
               (incorporated by reference to
               Exhibit 4(e) to Registrant's
               Original Prospectus dated July 18,
               1989).

5              Opinion of Counsel re Legality.              13

24(a)          Consent of Independent                       14
               Accountants.

24(b)          Consent of Counsel (included in
               Exhibit 5).
